EXECUTION VERSION

AMENDMENT
TO
SETTLEMENT AND SEPARATION AGREEMENT

This Amendment to Settlement and Separation Agreement (this “Amendment”) effective as of April 24, 2019, is by and among iHeartMedia, Inc., a Delaware corporation (“IHM”), iHeartCommunications, Inc. (f/k/a Clear Channel Communications, Inc.), a Texas corporation (“IHC”), Clear Channel Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of IHC (“CCH”), and Clear Channel Outdoor Holdings, Inc., a Delaware corporation (“CCOH” and, together with CCH after the Merger, “New CCOH”, and, together with IHM, IHC, CCH, and CCOH, the “Parties” and each a “Party”).

WHEREAS, reference is hereby made to that certain Settlement and Separation Agreement, dated as of March 27, 2019, by and among IHM, IHC, CCH and CCOH (as the same may be amended from time to time, the “Separation Agreement”); capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Separation Agreement; and

WHEREAS, pursuant to and in accordance with Section 10.11 of the Separation Agreement, the Parties desire to amend a certain provision of the Separation Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants in this Amendment, the Parties, intending to be legally bound, hereby agree as follows:

1.Amendment to Schedule 1.1G. Schedule 1.1G shall be amended by adding the following at the end of such Schedule:
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mestransportscommuniquent.co
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mestransportscommuniquent.fr
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2.    Amendment to Section 2.7(a)(ii). Section 2.7(a)(ii) of the Separation Agreement is hereby deleted in its entirety and replaced with the following:
“IHM, on behalf of itself and the iHeart Group, hereby waives (A) the set-off value of the Outdoor Name and Marks and Outdoor Transferred Intellectual Property, and $31,807,423.61, representing the royalties on any Intellectual Property and any license fees incurred by CCOH (including under the CCOH License Agreement)

from March 14, 2018 through December 31, 2018 and (B) the repayment of $21,591,486.06 by the Outdoor Group to the iHeart Group, representing the outstanding balance under the Intercompany Notes as of December 31, 2018 in favor of the iHeart Group, such that the resulting balance of the Intercompany Notes as of December 31, 2018 (after giving effect to the waivers pursuant to this Section 2.7(a)(ii)) shall be $10,215,937.55 payable to CCOH, which IHC shall pay, or cause to be paid, to CCOH or its designee on the Closing Date as provided in Section 2.7(c) below.
3.    Amendment to Section 2.7(c). Section 2.7(c) of the Separation Agreement is hereby deleted in its entirety and replaced with the following:
“In consideration for the settlement, termination, cancellation and extinguishment of the iHeart Note, subject to the satisfaction or waiver of each of the conditions to Closing set forth in Section 4.2, on the Closing Date, CCOH shall receive cash in an amount equal to (i) $148,980,556.59, plus (ii) $10,215,937.55 (representing the resulting balance of the Intercompany Notes as of December 31, 2018 pursuant to Section 2.7(a)(ii) above), minus (iii) $52,155,255.26 (representing the amount owed to IHC under the Intercompany Accounts incurred from January 1, 2019 through March 31, 2019 (after giving effect to the termination of the CCOH License Agreement and other agreements pursuant to Section 2.7(a)(i))). CCOH, on the one hand, and IHC, on the other hand, shall within fifteen (15) Business Days after the Closing Date pay the other any amount owed to it under the Intercompany Accounts to the extent incurred on or after April 1, 2019 through the Closing Date (after giving effect to the termination of the CCOH License Agreement and other agreements pursuant to Section 2.7(a)(i)). Subject to the satisfaction or waiver of each of the conditions to Closing set forth in Section 4.2 and after giving effect to the transactions contemplated by Section 2.7(a), Section 2.7(b) and this Section 2.7(c), upon the consummation of the Closing, the Intercompany Accounts and CCOH Note shall be settled, terminated, canceled, extinguished and be of no further force or effect with no further liability to any party thereto, except as set forth in this Agreement.”
4.    Amendment to Section 2.13. Section 2.13 shall be amended by adding the following Section 2.13(d) immediately following Section 2.13(c):
“(d) Until such time that the Gelco Letter of Credit (as defined on Schedule 2.13(a)) has been amended, reduced, terminated or separated, New CCOH agrees it shall be liable for the Outdoor Group’s ratable portion (based on the portion of the Gelco Letter of Credit used by the Outdoor Group as compared to the total amount of the Gelco Letter of Credit) of all reasonable out-of-pocket fees, expenses and costs incurred as a result of the Gelco Letter of Credit, including the “fronting fee” under the ABL Credit Agreement (the “Outdoor Gelco LOC Costs”). IHM shall deliver to New CCOH a quarterly invoice for the Outdoor Gelco LOC Costs, and New CCOH shall pay, or cause to be paid, to IHM or the applicable member of the iHeart Group the Outdoor Gelco LOC Costs upon the later of (i) five (5) Business Days after IHM’s delivery to New CCOH of each such invoice and (ii) the date when any such payment under the Gelco Letter of Credit is due. For purposes of this Section 2.13(d) the “ABL Credit Agreement” shall mean that certain ABL Credit Agreement in effect as of the Effective Date (as amended from time to time), by and among IHC, iHeartMedia Capital I, LLC, a Delaware limited liability company, Citibank, N.A., as Administrative Agent, the Swing Line Lender and an L/C Issuer, and each other lender, Swing Line Lender and L/C Issuer from time to time party thereto.”
5.    Amendment to Schedule 2.13(a). Schedule 2.13(a) shall be amended by adding the following:
“3. Irrevocable Standby Letter of Credit No. 69611540, dated as of November 13, 2017¸ issued by Citibank, N.A. in favor of Gelco Corporation and Gelco Fleet Trust (“Gelco”), as applied by iHeartCommunications, Inc. on behalf of itself, Clear Channel Outdoor Holdings, Inc. and iHeartMedia, Inc. (the “Gelco Letter of Credit”). The iHeart Group will remain obligor for the Outdoor Group under the Gelco Letter of Credit until such time that Gelco has provided its consent to terminate the Gelco Letter of Credit and enter into new letters of credit with each of the iHeart Group and the Outdoor Group.”
6.    Reference to and Effect on the Separation Agreement.
(a)    On and after the date of this Amendment, each reference in the Separation Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import referring to such Separation Agreement, shall mean and be a reference to the Separation Agreement as amended by this Amendment.
(b)    Except as specifically amended by this Amendment, the Separation Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.
(c)    The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Party pursuant to the Separation Agreement.
7.    Miscellaneous.

(a)    This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each Party hereto and delivered to each other Party hereto.
(b)     All interpretative provisions of the Separation Agreement, including Article IX, (Dispute Resolution), Section 10.2 (Assignability), Section 10.3 (Third-Party Beneficiaries), Section 10.4 (Notices), Section 10.9 (Waiver of Default), Section 10.10 (Amendments), Section 10.12 (Interpretation) and Section 10.14 (Limitations of Liability) are hereby incorporated by reference, mutatis mutandis.
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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized Representatives, in each case as of the date first written above.
IHEARTMEDIA, INC.
By:
Name:
Title:
IHEARTCOMMUNICATIONS, INC.
By:
Name:
Title:
CLEAR CHANNEL HOLDINGS, INC.
By:
Name:
Title:
CLEAR CHANNEL OUTDOOR HOLDINGS, INC.
By:
Name:
Title:

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